UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) 2 January 2013

AMARANTUS BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Commission File No.  333-148922

Delaware	26-0690857
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	identification No.)

675 Almanor Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(zip code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Prepared By:

JSBarkats, PLLC

18 East 41st Street, 19th Fl.

New York, NY 10017

www.JSBarkats.Com

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that the anticipated benefits of the therapeutic drug candidates or discovery platforms, as well as the risks, uncertainties and assumptions relating to the development of Amarantus' new product candidates, including those identified under "Risk Factors" in Amarantus' most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other filings Amarantus periodically makes with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements Amarantus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

 Item 8.01. Other Events

On 27 November 2012, Amarantus Biosciences, Inc. changed its name to Amarantus Bioscience, Inc. This was reported on a previously timely filed 8-K. On 2 January Amarantus received notice that DTCC will process the change in name to Amarantus Bioscience, Inc. on 3 January 2013.

A copy of the email from Andrea Hedgeman, Mandatory Reorganization, DTCC, stating 3 January 2013 as the date of processing for the change in name to Amarantus Bioscience, Inc. is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following Exhibit is furnished solely for purposes of Item 8.01 of this Form 8-K:

Exhibit

No.	Description

99.1	Email from Andrea Hedgeman, Mandatory Reorganization, DTCC stating 3 January 2013 as the date of processing for the change in name of Amarantus Biosciences, Inc. to Amarantus Bioscience, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: 02 January 2013

Amarantus BioScience, Inc. (Registrant)

By:	/s/ Gerald Commissiong
Gerald Commissiong Chief Executive Officer